SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 18, 2006 (August 16, 2006)

COMFORCE Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-6081	36-2262248
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 Crossways Park Drive, P.O. Box 9006, Woodbury, New York		11797
(Address of principal executive offices)		(Zip Code)

(516) 437-3300
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On August 16, 2006, Registrant’s COMFORCE Operating, Inc. subsidiary (“COI”) entered into the Fourth Supplemental Indenture to the Indenture dated as of November 26, 1997, as previously supplemented, between the COI and Wilmington Trust Company, as trustee, with respect to COI’s 12% Senior Notes. The Fourth Supplemental Indenture amended the Indenture and Senior Notes by:

•	extending the maturity date of the Senior Notes from December 1, 2007 to December 1, 2010; and
•	providing call protection to holders of the Senior Notes under which COI will have the option to redeem the Senior Notes upon payment of a redemption price as follows:

Redemption price*	If redemption at COI’s election occurs:
103%	from August 16, 2006 through November 30, 2007
102%	from December 1, 2007 through November 30, 2008
101%	from December 1, 2008 through November 30, 2009
100%	on December 1, 2009 or thereafter
________________
* As percentage of principal outstanding at the redemption date, plus accrued interest to the redemption date.

Item 7.01.   Regulation FD Disclosure.

On August 18, 2006, Registrant issued a press release announcing the completion of its partial redemption of the Senior Notes and the amendment of the Indenture and Senior Notes to extend the maturity date of the Senior Notes and provide additional call protections to holders. See also Items 1.01 and 8.01 of this Report. A copy of the press release is attached as Exhibit 99.1 to this Report. The information referenced in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.   Other Events.

On August 16, 2006, COI completed its partial redemption of $21,420,000 principal amount of its Senior Notes for a redemption price equal to 100% of outstanding principal ($21,420,000) plus interest accrued from the last interest payment date of June 1, 2006 until the date of redemption. Following the redemption, COI had $22,890,000 principal amount of its Senior Notes outstanding. The holders of these remaining Senior Notes consented to the extension of the maturity of the Senior Notes for three years until December 1, 2010, subject to receipt of call protections. The Senior Notes were extended and the call protections put in place upon the execution of the Fourth Supplemental Indenture, as described under Item 1.01 of this Report.

Upon the effective time of the extension of the Senior Notes, the term of the Registrant’s revolving credit facility was extended for three years until July 24, 2010.

As previously announced, on June 30, 2006, COI entered into the Third Supplemental Indenture to permit consents and waivers of the holders of the Senior Notes to remain irrevocable for up to 60 days. Effective as of August 16, 2006, COI paid $187,300 in the aggregate to the holders of its Senior Notes for their consents to the proposals adopted in the Third and Fourth Supplemental Indentures.

2.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

	4.1	Third Supplemental Indenture dated as of June 30, 2006 between COMFORCE Operating, Inc. and Wilmington Trust Company, as trustee, to Indenture dated as of November 26, 1997, as supplemented.
	4.2	Fourth Supplemental Indenture dated as of August 16, 2006 between COMFORCE Operating, Inc. and Wilmington Trust Company, as trustee, to Indenture dated as of November 26, 1997, as supplemented.
	99.1	Press release issued August 18, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMFORCE Corporation

By:	/s/ Harry V. Maccarrone
Harry V. Maccarrone
Executive Vice President and Chief Financial Officer

Dated: August 18, 2006

EXHIBIT INDEX

Item	Description

4.1	Third Supplemental Indenture dated as of June 30, 2006 between COMFORCE Operating, Inc. and Wilmington Trust Company, as trustee, to Indenture dated as of November 26, 1997, as supplemented.
4.2	Fourth Supplemental Indenture dated as of August 16, 2006 between COMFORCE Operating, Inc. and Wilmington Trust Company, as trustee, to Indenture dated as of November 26, 1997, as supplemented.
99.1	Press release issued August 18, 2006.

3.